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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-81184 of Active Assets Institutional Government Securities Trust, on Form N-1A of our report dated August 7, 2002 for Active Assets Institutional Money Trust relating to the June 30, 2002 financial statements and our report dated March 11, 2002 for Active Assets Institutional Government Securities Trust relating to the March 8, 2002 financial statement, incorporated by reference in the Prospectus of Active Assets Institutional Money Trust and Active Assets Institutional Government Securities Trust and appearing in the Statement of Additional Information of Active Assets Institutional Money Trust and Active Assets Institutional Government Securities Trust, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information of Active Assets Institutional Money Trust and Active Assets Institutional Government Securities Trust, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
October 1, 2002